UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 N. West Shore Blvd, Suite 200 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(844) 633-6839

Copies to:

Arthur S. Marcus, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

31st Floor

New York, New York

10036

(212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective as of May 4, 2022, HCyte, Inc. (the “Company”) entered into an Amended and Restated Note Conversion Agreement (the “Note Conversion Agreement”) with certain holders (the “Investors”) of its Tranche 1 Notes (the “Notes”), (i) providing for a conversion price equal to the lesser of (x) $0.002 per share and (y) the price per share paid by the investors in such Qualified Financing for such New Securities purchased for cash and not through conversion of Notes (as such terms are defined in the Note Conversion Agreement), in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, (ii) automatic conversion upon the occurrence of a Qualified Financing, and (iii) amending the Notes’ Maturity Date to June 17, 2022. Upon the effectiveness of the Company’s previously disclosed 1,000-1 reverse split, the conversion price will adjust to the lesser of (a) the price in the Qualified Financing or (b) $2.00 per share. The Company shall also deliver the Investors certain milestone and royalty payments. The Investors include FWHC, LLC and certain of its affiliates. FWHC, LLC is the Company’s principal stockholder.

The Note Conversion Agreement also provides for the consummation of the Tranche 2 Financing on the terms set forth in the Tranche 2 Notes (the “Tranche 2 Notes”) subject to (i) the aggregate principal amount of indebtedness represented by the Tranche 2 Notes being capped at $500,000 and (ii) Tranche 2 Notes’ being an unsecured obligation of the Company and expressly subordinate in all respects to all indebtedness of the Company under the Notes and including language in which the holders of such Tranche 2 Notes acknowledge, confirm and agree to the foregoing subordination terms. Pursuant to the terms of the Note Conversion Agreement, the Investors have agreed not to sell any capital stock of the Company for a period of 12 months following the Qualified Financing. The Notes currently represent the Company’s only promissory note indebtedness.

The foregoing summary of the Note Conversion Agreement is qualified in its entirety by reference to the full text of the Note Conversion Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The incorporation set forth in Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Note Conversion Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, INC.

Date: May 10, 2022	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer